Exhibit 99.3

Medicine Man Technologies, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 combine the financial statements of Medicine Man Technologies, Inc. (“Medicine Man”) and Everest Apothecary, Inc. (“Everest”) giving effect to the transaction described in the Agreement, as if they had occurred on January 1, 2022 in respect of the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	Medicine Man’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2022, as contained in the Form 10-K filed on March 29, 2023 with the United States Securities and Exchange Commission (the “SEC”).

•	Everest’s audited Statement of Assets Acquired and Liabilities Assumed as of June 1, 2023, contained elsewhere herein.

•	the other information contained in or incorporated by reference into this filing.

The final purchase consideration and the allocation of the purchase consideration may materially differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma adjustments give effect to events that are directly attributable to the transaction and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of Medicine Man and Everest and the related notes included elsewhere in this Form 8-K. The unaudited pro forma condensed combined financial information is based on Medicine Man’s accounting policies. Further review may identify additional differences between the accounting policies of Medicine Man and Everest. The unaudited pro forma adjustments and the pro forma condensed combined financial information do not reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or of Medicine Man’s future financial position or operating results.

Medicine Man Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2023

			Transaction
			Accounting
	Medicine Man	Everest	Adjustments		Pro Forma Combined
Operating revenues:
Retail	$73,919,068	$8,336,437	$-		$82,255,505
Wholesale	8,333,408	617,788	-		8,951,196
Other	123,560	197,603	-		321,163

Total revenue	82,376,036	9,151,828	-		91,527,864

Cost of goods and services:
Cost of goods and services	34,824,320	4,996,576	-		39,820,896

Gross profit	47,551,716	4,155,252	-		51,706,968

Operating Expenses
Selling, general and administrative expenses	19,054,847	2,178,251	695,158	(B)	21,928,256
Depreciation	-	-	120,262	(E)
Professional services	1,675,224	-	(232,853	)(D)	1,442,371
Salaries	13,154,165	-	-		13,154,165
Stock based compensation	3,060,235	-	-		3,060,235

Total operating expenses	36,944,471	2,178,251	582,567		39,705,289

Income from operations (loss)	10,607,245	1,977,001	(582,567)		12,001,679

Other income (expense):
Interest expense, net	(15,636,294)	(9,761)	(91,146	)(A)	(15,737,201)
Unrealized gain (loss) on derivative liabilities	9,969,768	-	-		9,969,768
Unrealized gain (loss) on investments	1,816	-	-		1,816

Total other income (expense)	(5,664,710)	(9,761)	(91,146)		(5,765,617)

Income before income tax expense	4,942,535	1,967,240	(673,713)		6,236,062

Income tax benefit (expense)	(9,804,737)	-	(1,025,000	)(C)	(10,829,737)

Net income (loss)	$(4,862,202)	$1,967,240	$(1,698,713)		$(4,593,675)

Earnings (loss) per share attributable to common stockholders:
Basic earning (loss) per share	$(0.16)	-	-		$(0.16)
Diluted earning (loss) per share	$(0.16)	-	-		$(0.16)
Weighted average number of shares outstanding - basic	57,999,461	-	7,619,047		$65,618,508
Weighted average number of shares outstanding - diluted	57,999,461	-	7,619,047		$65,618,508

Medicine Man Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

			Transaction
			Accounting
	Medicine Man	Everest	Adjustments		Pro Forma Combined
Operating revenues:
Retail	$141,254,893	$21,374,053	$-		$162,628,946
Wholesale	17,819,938	284,988	-		18,104,926
Other	304,388	2,279,396	-		2,583,784

Total revenue	159,379,219	23,938,437	-		183,317,656

Cost of goods and services:
Cost of goods and services	74,349,421	14,031,477	-		88,380,898

Gross profit	85,029,798	9,906,960	-		94,936,758

Operating Expenses
Selling, general and administrative expenses	29,398,324	4,091,475	1,668,380	(B)	35,158,179
Depreciation			288,630	(E)	288,630
Transaction costs	-	-	232,853	(C)	232,853
Professional services	6,722,554	-	-		6,722,554
Loss on Impairment	8,011,405	-	-		8,011,405
Salaries	25,369,968	-	-		25,369,968
Stock based compensation	2,672,713	-	-		2,672,713

Total operating expenses	72,174,964	4,091,475	2,189,863		78,456,302

Income from operations	12,854,834	5,815,485	(2,189,863)		16,480,456

Other income (expense):
Interest expense, net	(30,139,645)	(25,379)	(218,750	)(A)	(30,383,774)
Unrealized gain (loss) on derivative liabilities	18,414,760	-	-		18,414,760
Other loss	24,136	-	-		24,136
Loss on business disposition	(4,684,366)	-	-		(4,684,366)
Unrealized gain (loss) on investments	(39,270)	-	-		(39,270)

Total other income (expense)	(16,424,385)	(25,379)	(218,750)		(16,668,514)

Income before income tax expense	(3,569,551)	5,790,106	(2,408,613)		(188,058)

Income tax benefit (expense)	(14,898,064)	(1,911,856)	-		(16,809,920)

Net income (loss)	$(18,467,615)	$3,878,250	$(2,408,613)		$(16,997,978)

Earnings (loss) per share attributable to common stockholders:
Basic earning (loss) per share	$(0.49)	-	-		$(0.49)
Diluted earning (loss) per share	$(0.49)	-	-		$(0.49)
Weighted average number of shares outstanding - basic	53,637,003	-	7,619,047		$61,256,050
Weighted average number of shares outstanding - diluted	53,637,003	-	7,619,047		$61,256,050

Medicine Man Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Medicine Man Technologies, Inc. and Everest. The unaudited pro forma condensed combined financial information is presented as if the transaction had been completed on January 1, 2022 with respect to the unaudited pro forma condensed combined statements of operations for each of the six months ended June 30, 2023 and for the year ended December 31, 2022.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the transactions.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the transaction. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the transaction and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the transaction, including potential synergies that may be generated in future periods.

Note 2. Description of the Transaction

On June 1, 2023, Medicine Man Technologies, Inc. operating its business under the trade name Schwazze (the “Company”) consummated the Agreement with Everest. The aggregate purchase price is $42,520,448, is subject to measurement period adjustments. The purchase price is comprised of cash, a seller note, common stock and an earn-out, which is to be paid in stock if certain targets are met twelve months after the acquisition date.

Note 3. Purchase Price Allocation

The fair value of the consideration transferred was valued as of the date of the acquisition as follows.

Everest Purchase Consideration
Cash	$12,500,000
Seller Note	17,500,000
Common Stock	8,000,000
Common Stock	2,520,448
Total Purchase Consideration	$40,520,448

Note 4. Pro Forma Adjustments

The following pro forma adjustments give effect to the transaction.

Unaudited Pro Forma Condensed Combined Statement of Operations – For The Six Months Ended June 30, 2023

Note A	To record interest on seller note of 5% per annum.

Note B	To record amortization of intangible assets related to the intangible assets acquired in the transaction.

Note C	To record provision for income tax based on the estimated effective tax rate of 28.6% applied to income taxable under IRC Section 280E.

Note D	To remove transaction costs that would have been incurred in 2022.

Note E	To record depreciation of fixed assets related to the fixed assets acquired in the transaction.

Unaudited Pro Forma Condensed Combined Statement of Operations – For The Year Ended December 31, 2022

Note A	To record interest on seller note of 5% per annum.

Note B	To record amortization of intangible assets related to the intangible assets acquired in the transaction.

Note C	An estimated tax provision was recorded in the financial statements of Everest.

Note D	To add transaction costs that occurred in 2023.

Note E	To record depreciation of fixed assets related to the fixed assets acquired in the transaction.